Exhibit 21.1


--------------------------------------------------------------------------------
                                           JURISDICTION OF            D/B/A
                     ENTITY                 INCORPORATION         JURISDICTION
                     ------                 -------------         ------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Victor Capital Group, L.P.                     Delaware
--------------------------------------------------------------------------------
VIC, Inc.                                      Delaware               Vic NY
--------------------------------------------------------------------------------
VCG Montreal Management, Inc.                  New York
--------------------------------------------------------------------------------
IPJ Funding Corp                               Delaware
--------------------------------------------------------------------------------
CT Convertible Trust I                         Delaware
--------------------------------------------------------------------------------
CT-BB Funding Corp.                            Delaware
--------------------------------------------------------------------------------
CT-F1, LLC                                     Delaware
--------------------------------------------------------------------------------
CT-F2-GP, LLC                                  Delaware
--------------------------------------------------------------------------------
CT-F2-LP, LLC                                  Delaware
--------------------------------------------------------------------------------
CT Mezzanine Partners I LLC                    Delaware
--------------------------------------------------------------------------------
CT Investment Management Co., LLC              Delaware
--------------------------------------------------------------------------------